Exhibit 10.1

Office Lease

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

Between

HUDSON METRO CENTER, LLC, a Delaware limited liability company as Landlord,

and

AEROVATE THERAPEUTICS, INC., a Delaware corporation

as Tenant

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between HUDSON METRO CENTER, LLC, a Delaware limited liability company (“Landlord”), and AEROVATE THERAPEUTICS, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference) and; Exhibit F (Additional Provisions).

1 BASIC LEASE INFORMATION

1.1	Date:		April 26, 2022

1.2	Premises.

	1.2.1	“Building”:	950 Tower Lane, Foster City, California, commonly known as Metro Center Tower.

	1.2.2	“Premises”:	3,534 rentable square feet of space located on the 17th floor of the Building and commonly known as Suite 1710, the outline and location of which is set forth in Exhibit A. If the Premises include any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements.
1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall begin on the Commencement Date and expire on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	The earlier of (i) the first date on which Tenant conducts business in the Premises pursuant to this Lease, or (ii) August 1, 2022; provided, however, that if Landlord fails to deliver the Premises to Tenant pursuant to this Lease on or before the date described in the preceding clause (ii) as a result of any holdover or unlawful possession by another party, the Commencement Date shall be the date on which Landlord delivers possession of the Premises to Tenant pursuant to this Lease free from occupancy by any party.

	1.3.3	“Expiration Date”:	The last day of the 39th full calendar month beginning on the Commencement Date; provided, however, that if the Commencement Date is not the first day of a month, then the Expiration Date shall be the last day of the 39th full calendar month beginning immediately after the Commencement Date.

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1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Base Rent Per Rentable Square Foot (rounded to the nearest 100th of a dollar)	Monthly Installment of Base Rent
Commencement Date through last day of 12th full calendar month of Term	$76.80	$6.40	$22,617.60
13th through 24th full calendar months of Term	$79.10	$6.59	$23,296.13
25th through 36th full calendar months of Term	$81.48	$6.79	$23,995.01
37th full calendar month of Term through Expiration Date	$83.92	$6.99	$24,714.86

Notwithstanding the foregoing, Base Rent shall be abated, in the amount of (i) $22,617.60 per month, for the first two (2) full calendar months of the Term; and (ii) $23,296.13 per month, for the 13th and 14th full calendar months of the Term; provided, however, that if a Default (defined in Section 19.1) exists when any such abatement would otherwise apply, such abatement shall be deferred until the date, if any, on which such Default is cured.

1.5	“Base Year” for Expenses:
Calendar year 2023.
“Base Year” for Taxes:
Calendar year 2023.

1.6	“Tenant’s Share”:	0.8624% (based upon a total of 409,802 rentable square feet in the Building).

1.7	“Permitted Use”:	General office use consistent with a first-class office building. Notwithstanding any contrary provision hereof: (a) Tenant represents and warrants to Landlord that Tenant is not a Competitor (defined below), and (b) Tenant covenants that (i) Tenant shall not be a Competitor at any time during the term of this Lease at which the Premises include a portion of the Competing Space (defined below); and (b) Tenant shall not permit (pursuant to a sublease or otherwise) any Competitor to occupy any portion of the Premises that includes a portion of the Competing Space. As used herein, “Competitor” means any corporation or other legal entity (or a business division within any legal entity) that conducts as its primary business operations the development of video games or the publishing of video games. As used herein, “Competing Space” means any space located on the seventh floor of the Building.

1.8.	“Security Deposit”:	$45,234.00, as more particularly described in Section 21.

	Prepaid Base Rent:	$22,617.60, as more particularly described in Section 3.

1.9	Parking:	11 unreserved parking spaces, at the rate of $0.00 per space per month during the Term of this Lease.

1.10	Address of Tenant:	Before and after the Commencement Date: the Premises.

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1.11	Address of Landlord:	Hudson Metro Center, LLC
c/o Hudson Pacific Properties
333 Twin Dolphin Drive, Suite 100
Redwood City, California 94065
Attn: Building manager

with copies to:

Hudson Metro Center, LLC
c/o Hudson Pacific Properties
333 Twin Dolphin Drive, Suite 100
Redwood City, California 94065
Attn: Managing Counsel

and

Hudson Metro Center, LLC
c/o Hudson Pacific Properties
11601 Wilshire Boulevard, Suite 900
Los Angeles, California 90025
Attn: Lease Administration

1.12	Broker(s):	CBRE, Inc. (“Tenant’s Broker”), representing Tenant, and n/a (“Landlord’s Broker”), representing Landlord.

1.13	Building HVAC Hours and Holidays:	“Building HVAC Hours” means 8:00 a.m. to 6:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other Comparable Buildings (defined in Section 25.10) (collectively, “Holidays”).

1.14	“Tenant Improvements”:	Defined in Exhibit B, if any.

1.15	“Guarantor”:	None.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within 10 business days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Except as expressly provided herein, the Premises are accepted by Tenant in their configuration and condition existing on the date hereof (or in such other configuration and condition as any existing tenant of the Premises may cause to exist in accordance with its lease), without any obligation of Landlord to perform or pay for any alterations to the Premises, and without any representation or warranty regarding the configuration or condition of the Premises, the Building or the Project or their suitability for Tenant’s business. Nothing in this Section 2.1.2 shall limit Landlord’s obligations under Sections 5 and 7.1.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”). In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

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3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction (except as explicitly set forth in this Lease), at the place Landlord may designate from time to time, in money of the United States of America that, at the time of payment, is legal tender for the payment of all obligations. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Landlord’s request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, (a) if any installment of Rent is not received by Landlord or its designee within five (5) business days after its due date, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount (provided, however, that such late charge shall not apply to any such delinquency unless either (i) such delinquency is not cured within five (5) business days after notice from Landlord, or (ii) Tenant previously received notice from Landlord of a delinquency that occurred earlier in the same calendar year); and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from its due date until paid, at the lesser of 18% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of any amount (the “Expense Excess”) by which Expenses for such Expense Year exceed Expenses for the Base Year, plus (b) Tenant’s Share of any amount (the “Tax Excess”) by which Taxes for such Expense Year exceed Taxes for the Base Year. No decrease in Expenses or Taxes for any Expense Year below the corresponding amount for the Base Year shall entitle Tenant to any decrease in Base Rent or any credit against amounts due hereunder. Tenant’s Share of the Expense Excess and Tenant’s Share of the Tax Excess for any partial Expense Year shall be prorated based on the number of days in such Expense Year.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year (other than the Base Year and any preceding calendar year) in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays or accrues during the Base Year or any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Property. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles (provided, however, that earthquake insurance deductibles shall not exceed 5.0% of the total insurable value of the Project per occurrence (and any such earthquake insurance deductible shall be amortized by Landlord over 10 years) and any other insurance deductibles shall not exceed $100,000.00 per occurrence); (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) a management fee in the amount (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager and which fee is hereby acknowledged to be reasonable) of not less than 3% of gross annual receipts from the Property (excluding the management fee), together with other fees and costs, including consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Property; (vii) the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Property, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Property (provided, however, that if any such cost would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether it may be included in Expenses shall be governed by clause (xii) below); (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Property (provided, however, that if any such cost would be deemed a capital expenditure under generally accepted accounting principles, then the determination of whether it may be included in Expenses shall be governed by clause (xii) below unless the item rented or acquired is not affixed to the Building and is used in performing normal repairs and maintenance of permanent systems or in providing janitorial or similar services); (xii) subject to sub-section (a) in the paragraph immediately below, the cost of capital improvements or any other items that are (A) intended to reduce current or future Expenses or enhance the safety or security of the Property or its occupants, or (B) required under any Law (except to the extent that such Law was in effect and required the installation of such capital improvements or other items before the date hereof); (xiii) Intentionally Omitted; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Property.

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Notwithstanding the foregoing, Expenses shall not include: (a) capital expenditures not described in clauses (xi) or (xii) above (in addition, any capital expenditure shall be included in Expenses only if paid or accrued after the Base Year and shall be amortized (including actual or imputed interest on the amortized cost) over the lesser of (i) the useful life of the item purchased through such capital expenditure, as reasonably determined by Landlord, or (ii) the period of time that Landlord reasonably estimates will be required for any Expense savings resulting from such capital expenditure to equal such capital expenditure; provided, however, that any capital expenditure that is included in Expenses solely on the grounds that it is intended to reduce current or future Expenses shall be so amortized over the period of time described in the preceding clause (ii)); (b) depreciation; (c) principal payments of mortgage or other non-operating debts of Landlord; (d) costs of repairs to the extent Landlord is reimbursed by insurance or condemnation proceeds; (e) costs of leasing space in the Building, including brokerage commissions, lease concessions, rental abatements and construction allowances granted to specific tenants; (f) costs of selling, financing or refinancing the Building; (g) fines, penalties or interest resulting from late payment of Taxes or Expenses; (h) organizational expenses of creating or operating the entity that constitutes Landlord; (i) damages paid to Tenant hereunder or to other tenants of the Building under their respective leases; (j) amounts (other than management fees) paid to Landlord’s affiliates for services, but only to the extent such amounts exceed the prices charged for such services by parties having similar skill and experience; (k) fines or penalties resulting from any violations of Law, negligence or willful misconduct of Landlord or its employees, agents or contractors; (l) advertising and promotional expenses; (m) Landlord’s charitable and political contributions; (n) ground lease rental; (o) attorney’s fees and other expenses incurred in connection with negotiations or disputes with tenants or other occupants of the Building; (p) costs of services or benefits made available to other tenants of the Building but not to Tenant; (q) costs of purchasing or leasing major sculptures, paintings or other artwork (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); (r) any expense for which Landlord has received actual reimbursement from a third party (other than from a tenant of the Building pursuant to its lease); (s) costs of curing defects in design or original construction of the Property; (t) costs that Landlord is entitled to recover under a warranty, except to the extent it would not be fiscally prudent to pursue legal action to recover such costs; (u) expenses (other than Parking Expenses (defined below)) of operating any commercial concession at the Project; (v) Parking Expenses (defined below), except to the extent Parking Expenses exceed parking revenues on an annual basis (as used herein, “Parking Expenses” means costs of operating, maintaining and repairing the Parking Facility, including costs of parking equipment, tickets, supplies, signs, cleaning, resurfacing, restriping, parking-garage management fees, and the wages, salaries, employee benefits and taxes for individuals working exclusively in the Parking Facility; provided, however, that Parking Expenses shall exclude (i) capital expenses, and (ii) costs of electricity, janitorial service, elevator maintenance and insurance); (w) reserves; (x) bad debt expenses; (y) costs of cleaning up Hazardous Materials, except for routine cleanup performed as part of the ordinary operation and maintenance of the Property (as used herein, “Hazardous Materials” means any material now or hereafter defined or regulated by any Law or governmental authority as radioactive, toxic, hazardous, or waste, or a chemical known to the state of California to cause cancer or reproductive toxicity, including (1) petroleum and any of its constituents or byproducts, (2) radioactive materials, (3) asbestos in any form or condition, and (4) materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §§9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. §§2601, et seq.; the Clean Water Act, 33 U.S.C. §§1251 et seq; the Clean Air Act, 42 U.S.C. §§7401 et seq.; The California Health and Safety Code; The California Water Code; The California Labor Code; The California Public Resources Code; and The California Fish and Game Code.); or (z) wages, salaries, fees or fringe benefits (“Labor Costs”) paid to executive personnel or officers or partners of Landlord (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Property that, if provided directly by a general manager or property manager or his or her general support staff, would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Expenses to the extent of the percentage of their time that is spent providing such services to the Property).

If, during any portion of the Base Year or any Expense Year, the Building is not 100% occupied (or a service provided by Landlord to Tenant is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Building had been 100% occupied (and all services provided by Landlord to Tenant had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) during such portion of such year.

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4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during the Base Year or any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Property. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other receipts from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) payments in lieu of taxes under any tax increment financing agreement, abatement agreement, agreement to construct improvements, or other agreement with any governmental body or agency or taxing authority. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred. Notwithstanding any contrary provision hereof, Taxes shall be determined without regard to any “green building” credit and shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, transfer taxes, estate taxes, federal and state income taxes, and other taxes to the extent (x) applicable to Landlord’s general or net income (as opposed to rents or receipts attributable to operations at the Property), or (y) measured solely by the square footage, rent, fees, services, tenant allowances or similar amounts, rights or obligations described or provided in or under any particular lease, license or similar agreement or transaction at the Building; (ii) any Expenses; (iii) any items required to be paid or reimbursed by Tenant under Section 4.5; and (iv) fines, penalties or interest incurred as a result of Landlord’s failure to make payments when due. Notwithstanding any contrary provision hereof, Taxes shall be calculated without taking into account any reduction achieved under California Revenue and Taxation Code § 51.

4.3 Allocation. Landlord, in its reasonable discretion, may equitably allocate Expenses among office, retail or other portions or occupants of the Property. If Landlord incurs Expenses or Taxes for the Property together with another property, Landlord, in its reasonable discretion, shall equitably allocate such shared amounts between the Property and such other property.

4.4 Calculation and Payment of Expense Excess and Tax Excess.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses, Taxes, Expense Excess and Tax Excess for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder at least 30 days after Landlord’s delivery of such Statement; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4. Notwithstanding the foregoing, if Landlord fails to furnish a Statement by April 30 of the second (2nd) calendar year following the Expense Year to which such Statement applies, Tenant shall not be required to pay Landlord any underpayment for such Expense Year, except as provided in Section 4.4.3.

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses, Taxes, Expense Excess (the “Estimated Expense Excess”) and Tax Excess (the “Estimated Tax Excess”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, with its next installment of Base Rent coming due at least 30 days after such receipt, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expense Excess plus Tenant’s Share of the Estimated Tax Excess, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, but subject to the last sentence of Section 4.2.3, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year or for the Base Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year or the Base Year, as the case may be, and the Tax Excess for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Tax Excess, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the Rent next coming due hereunder at least 30 days after Tenant’s receipt of notice of such adjustment; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after such adjustment is made.

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4.5 Charges for Which Tenant Is Directly Responsible. Notwithstanding any contrary provision hereof, Tenant, promptly upon demand, shall pay (or if paid by Landlord, reimburse Landlord for) each of the following to the extent levied against Landlord or Landlord’s property: (a) any tax based upon or measured by (i) the cost or value of Tenant’s trade fixtures, equipment, furniture or other personal property, or (ii) the cost or value of the Leasehold Improvements (defined in Section 7.1) to the extent such cost or value exceeds that of a Building-standard build-out, as determined by Landlord; (b) any rent tax, sales tax, service tax, transfer tax, value added tax, use tax, business tax, gross income tax, gross receipts tax, or other tax, assessment, fee, levy or charge measured solely by the square footage, Rent, services, tenant allowances or similar amounts, rights or obligations described or provided in or under this Lease; (c) any tax assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property; and (d) any tax assessed on this transaction or on any document to which Tenant is a party that creates an interest or estate in the Premises.

4.6 Books and Records. Within 90 days after receiving any Statement (the “Review Notice Period”), Tenant may give Landlord notice (“Review Notice”) stating that Tenant elects to review Landlord’s calculation of the Expense Excess and/or Tax Excess for the Expense Year to which such Statement applies and identifying with reasonable specificity the records of Landlord reasonably relating to such matters that Tenant desires to review. Within a reasonable time after receiving a timely Review Notice (and, at Landlord’s option, an executed confidentiality agreement as described below), Landlord shall deliver to Tenant, or make available for inspection at a location reasonably designated by Landlord, copies of such records. Within 60 days after such records are made available to Tenant (the “Objection Period”), Tenant may deliver to Landlord notice (an “Objection Notice”) stating with reasonable specificity any objections to the Statement, in which event Landlord and Tenant shall work together in good faith to resolve Tenant’s objections. Tenant may not deliver more than one Review Notice or more than one Objection Notice with respect to any Statement. If Tenant fails to give Landlord a Review Notice before the expiration of the Review Notice Period or fails to give Landlord an Objection Notice before the expiration of the Objection Period, Tenant shall be deemed to have approved the Statement. Notwithstanding any contrary provision hereof, Landlord shall not be required to deliver or make available to Tenant records relating to the Base Year, and Tenant may not object to Expenses or Taxes for the Base Year, other than in connection with the first review for an Expense Year performed by Tenant pursuant to this Section 4.6. If Tenant retains an agent to review Landlord’s records, the agent must be with a CPA firm licensed to do business in the State of California with experience reviewing books and records kept for Comparable Buildings and its fees shall not be contingent, in whole or in part, upon the outcome of the review. Tenant shall be responsible for all costs of such review; provided, however, that if Landlord and Tenant reasonably determine that the sum of Expenses and Taxes for the Expense Year in question was overstated by more than 5%, Landlord, within 30 days after receiving paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review (not to exceed $5,000.00). The records and any related information obtained from Landlord shall be treated as confidential, and as applicable only to the Premises, by Tenant, its auditors, consultants, and any other parties reviewing the same on behalf of Tenant (collectively, “Tenant’s Auditors”). Before making any records available for review, Landlord may require Tenant and Tenant’s Auditors to execute a reasonable confidentiality agreement, in which event Tenant shall cause the same to be executed and delivered to Landlord within 30 days after receiving it from Landlord, and if Tenant fails to do so, the Objection Period shall be reduced by one day for each day by which such execution and delivery follows the expiration of such 30-day period. Notwithstanding any contrary provision hereof, Tenant may not examine Landlord’s records or dispute any Statement if any Rent remains unpaid past its due date. If, for any Expense Year, Landlord and Tenant determine that the sum of Tenant’s Share of the actual Expense Excess plus Tenant’s Share of the actual Tax Excess is less or more than the amount reported, Tenant shall receive a credit in the amount of its overpayment, or pay Landlord the amount of its underpayment, against or with the Rent next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Landlord shall pay Tenant the amount of its overpayment (less any Rent due), or Tenant shall pay Landlord the amount of its underpayment, within 30 days after such determination.

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5 USE; COMPLIANCE WITH LAWS.

5.1 Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, injures or annoys other occupants of the Project, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, occupancy and, other than with respect to elements of the Base Building, the condition and configuration of the Premises, or (iii) any Supplemental Systems (defined below) serving the Premises, whether located inside or outside of the Premises. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area or the Base Building becomes required under Law (or if any such requirement is enforced) as a result of any Tenant-Requested Improvement (defined below) that is not of a type customarily required for general office use, any trade fixture that is not of a type customarily required for general office use or because any use of the Premises that is not general office use, then Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 5% of the cost of such change. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties. As used herein, “Supplemental System” means any Unit (defined in Section 25.5), supplemental fire-suppression system, kitchen (including any hot water heater, dishwasher, garbage disposal, insta-hot dispenser, or plumbing), shower or similar facility, or any other system that would not customarily be considered part of the base building of a first-class multi-tenant office building. As used herein, “Base Building System” means any mechanical (including HVAC), electrical, plumbing or fire/life-safety system serving the Building, other than a Supplemental System. As used herein, “Base Building” means the structural portions of the Building, together with the Base Building Systems. As used herein, “Tenant-Requested Improvement” means any Leasehold Improvements (defined in Section 7.1 below) installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party.

5.2 Landlord, at its expense (subject to Section 4), shall cause the Base Building and the Common Areas to comply with all Laws (including the Americans with Disabilities Act (“ADA”)) to the extent that (a) such compliance is necessary for Tenant to use the Premises for general office use in a normal and customary manner and for Tenant’s employees and visitors to have reasonably safe access to and from the Premises, or (b) Landlord’s failure to cause such compliance would impose liability upon Tenant under Law; provided, however, that Landlord shall not be required to cause or pay for such compliance to the extent that (x) Tenant is required to cause or pay for such compliance under Section 5.1 or 7.3 or any other provision hereof, or (y) non-compliance arises under any provision of the ADA other than Title III thereof. Notwithstanding the foregoing, Landlord may contest any alleged violation in good faith, including by applying for and obtaining a waiver or deferment of compliance, asserting any defense allowed by Law, and appealing any order or judgment to the extent permitted by Law; provided, however, that (i) no cost or liability shall be imposed upon Tenant as a result of such contest, and (ii) after exhausting any rights to contest or appeal, Landlord shall perform any work necessary to comply with any final order or judgment.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) in season during Building HVAC Hours, stubbed to the Premises; (b) electricity supplied by the applicable public utility, stubbed to the Premises; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) stubbed to the Building core for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service); and (f) access to the Building for Tenant and its employees, 24 hours per day/7 days per week, subject to the terms hereof and such access control or monitoring systems as Landlord may reasonably impose, including sign-in procedures and/or presentation of identification cards.

6.2 Above-Standard Use. Landlord shall provide HVAC service outside Building HVAC Hours if Tenant gives Landlord such prior notice and pays Landlord such hourly cost per zone as Landlord may require. The parties acknowledge that, as of the date hereof, Landlord’s charge for HVAC service outside Building HVAC Hours is $100.00 per hour, subject to change from time to time. Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Landlord reasonably determines, based on objective data, that Tenant’s consumption of electricity or water exceeds the rate that Landlord reasonably determines, based on objective data, is standard for the Building, and if Landlord provides Tenant with reasonable documentation of such determinations, Tenant shall pay Landlord, upon billing, the actual out-of-pocket cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load (which for purposes hereof, shall mean five (5) watts per useable square foot of connected load to the Premises, exclusive of any HVAC system that is part of the Base Building System), and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Subject to Section 11, any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if all or a material portion of the Premises is made untenantable or inaccessible for more than five (5) consecutive business days after notice from Tenant to Landlord by a Service Interruption that (a) does not result from a Casualty (defined in Section 11), a Taking (defined in Section 13) or an Act of Tenant (defined in Section 10.1), and (b) can be corrected through Landlord’s reasonable efforts, then, as Tenant’s sole remedy, Monthly Rent shall abate for the period beginning on the day immediately following such 5-business-day period and ending on the day such Service Interruption ends, but only in proportion to the percentage of the rentable square footage of the Premises made untenantable or inaccessible and not occupied by Tenant.

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7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Subject to Section 11, Tenant, at its expense, shall perform all maintenance and repairs (including replacements, but excluding any maintenance, repairs or replacements of structural components not installed by Tenant) to the Premises, and keep the Premises (excluding any structural components not installed by Tenant) in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear, damage due to a Casualty (as defined below), a Taking (as defined below), and repairs that are Landlord’s express responsibility hereunder. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease (the “Leasehold Improvements”), but excluding the Base Building; (b) any Supplemental Systems serving the Premises, whether located inside or outside of the Premises; and (c) all Lines (defined in Section 23) and trade fixtures. Notwithstanding the foregoing, if a Default (defined in Section 19.1) or an emergency exists, Landlord may, at its option, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the cost of such work plus a coordination fee equal to 5% of such cost. Landlord shall perform all maintenance and repairs (including replacements) to, and keep in good condition and repair, (i) the slab, foundation, roof and exterior walls and windows of the Building (including so that such components of the Building remain water-tight), (ii) the Base Building, and (iii) the Common Areas.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facility or other system serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld by Landlord. Notwithstanding the foregoing, provided that Landlord receives 10 business days’ prior notice, Landlord’s prior consent shall not be required for any Alteration that (i) is reasonably estimated (together with any other Alterations performed without Landlord’s consent pursuant to this sentence during the 12-month period ending on the date of such notice) to cost less than $75,000.00; (ii) is not visible from outside the Premises; (iii) does not adversely affect any system or structural component of the Building; and (iv) does not require work to be performed inside the walls or above the ceiling of the Premises (such Alteration, a “Cosmetic Alteration”). For any Alteration, (a) Tenant, before beginning work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord (other than with respect to a Cosmetic Alteration)), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord upon demand (i) Landlord’s reasonable out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work; provided, however, that this clause (d) shall not apply to any Tenant Improvements and/or Cosmetic Alterations.

7.3 Tenant Work. Before beginning any repair or Alteration or any work affecting Lines (collectively, “Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of (which approval shall not be unreasonably withheld, conditioned or delayed), (a) names of contractors, subcontractors, mechanics, laborers and materialmen; (b) evidence of contractors’ and subcontractors’ insurance in amounts and coverages as Landlord may reasonably require; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, if any Tenant-Requested Improvements (other than any Unit, which shall be governed by Section 25.5) are not, in Landlord’s reasonable judgment, Building-standard, then before the expiration or earlier termination hereof, Tenant shall, at Landlord’s election, either (a) at Tenant’s expense, and except as otherwise notified by Landlord, remove such Tenant-Requested Improvements, repair any resulting damage to the Premises or Building, and restore the affected portion of the Premises to its configuration and condition existing before the installation of such Tenant-Requested Improvements, or (b) pay Landlord an amount equal to the estimated cost of such work, as reasonably determined by Landlord. If Tenant fails to timely perform any work required under clause (a) of the preceding sentence, Landlord may perform such work at Tenant’s expense. If, when it requests Landlord’s approval of any Tenant-Requested Improvements or Alterations, Tenant specifically requests that Landlord identify any such Tenant-Requested Improvements or Alterations that, in Landlord’s judgment, are not Building-standard, Landlord shall do so when it provides such approval.

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9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), Landlord’s managing agent(s), their (direct or indirect) owners, and the beneficiaries, trustees, officers, directors, employees and agents of each of the foregoing (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises, or (b) any negligence, willful misconduct or breach of this Lease of or by Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees (each, an “Act of Tenant”), except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party. Landlord shall indemnify, defend, protect, and hold Tenant, its (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Tenant, the “Tenant Parties”) harmless from any Claim that is imposed or asserted by any third party and arises from any negligence, willful misconduct or breach of this Lease of or by any Landlord Party, except to the extent such Claim arises from any negligence, willful misconduct or breach of this Lease of or by any Tenant Party.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than Three Million Dollars ($3,000,000) per occurrence and Five Million Dollars ($5,000,000), in the annual aggregate, which shall apply separately to each location of Tenant, including products liability coverage if applicable, blanket contractual coverage including written contracts, and personal and bodily injury coverage, covering the insuring provisions of this Lease and the performance of Tenant of the indemnity and exemption of Landlord from liability agreements set forth in this Lease.

10.2.2 Property Insurance covering (i) all improvements in the Premises (“Tenant-Insured Improvements”) and (ii) all office furniture, trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property in the Premises installed by, for, or at the expense of Tenant. Such insurance shall be written on a special cause of loss or all risk form for physical loss or damage, for the full replacement cost value (subject to deductible amounts not exceeding $10,000.00) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion (and providing business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant’s business equipment (including, without limitation, telecommunications equipment) and covering all other perils, failures or interruptions sufficient to cover a period of interruption of not less than twelve (12) months).

10.2.3 Workers’ Compensation statutory limits and Employers’ Liability limits of $1,000,000.

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10.3 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Such insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII. Tenant’s Commercial General Liability Insurance shall (a) name the Landlord Parties and any other party designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 25” (Certificate of Liability Insurance) and “ACORD 28” (Evidence of Commercial Property Insurance) or the equivalent. Attached to the ACORD 25 (or equivalent) there shall be an endorsement (or an excerpt from the policy) naming the Additional Insured Parties as additional insureds, and attached to the ACORD 28 (or equivalent) there shall be an endorsement (or an excerpt from the policy) designating Landlord as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements, and each such endorsement (or policy excerpt) shall be binding on Tenant’s insurance company. Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with certificates of coverage in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate that is at the lesser of 18% per annum or the highest rate permitted by Law) from the date such sums are expended. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

10.4 Subrogation. Notwithstanding any provision in this Lease to the contrary (but subject to the provisions set forth in Section 11 below) each party waives, and shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by the waiving party’s property insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.5 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of Comparable Buildings. Tenant agrees that it will not, at any time, during the Term, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase Landlord’s insurance rates upon the Project. Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in Landlord’s premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant. Tenant shall, at its own expense, comply with the requirements of Landlord’s insurance providers applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

10.6 Landlord’s Insurance. Landlord shall maintain the following insurance, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain, the premiums of which shall be included in Expenses: (a) Commercial General Liability insurance applicable to the Property, Building and Common Areas providing, on an occurrence basis, combined primary and excess/umbrella limits of at least $3,000,000 each occurrence and $4,000,000 annual aggregate; (b) Special Cause of Loss or All Risk Insurance on the Building at replacement cost value as reasonably estimated by Landlord; (c) Worker’s Compensation insurance to the extent required by Law; and (d) Employers Liability Coverage to the extent required by Law.

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11 CASUALTY DAMAGE. With reasonable promptness after discovering any damage to the Premises (other than trade fixtures), or to any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 270 days after they are commenced, either party may terminate this Lease upon 60 days’ notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises are affected, terminate this Lease by notifying Tenant if (i) any Security Holder terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any damage to Landlord’s property is not fully covered by Landlord’s insurance policies, plus any applicable deductibles (other than deductibles with respect to earthquake damage); (iii) Landlord decides to rebuild the Building or Common Areas so that it or they will be substantially different structurally or architecturally; (iv) the damage occurs during the last 12 months of the Term; or (v) any owner, other than Landlord, of any damaged portion of the Project does not intend to repair such damage. Tenant shall have the right to terminate this Lease if: (a) there is less than one (1) year of the Term remaining on the date of the Casualty; (b) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (c) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant’s receipt of the estimate of the time required to substantially complete the Landlord Repairs. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises (other than trade fixtures) and any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or tenantability of the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Tenant shall pay such excess to Landlord within 15 days after Landlord’s demand. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises (other than trade fixtures) or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is inaccessible or untenantable and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises. If Landlord does not substantially complete the Landlord Repairs by the Outside Restoration Date (defined below), Tenant may terminate this Lease by notifying Landlord within 15 days after the Outside Restoration Date and before the substantial completion of the Landlord Repairs. As used herein, “Outside Restoration Date” means the date occurring two (2) months after the later of (a) the expiration of the time set forth in Landlord’s estimate described in the first sentence of this Section 11, or (b) the date occurring 270 days after the commencement of the Landlord Repairs; provided, however, that the Outside Restoration Date shall be extended to the extent of (i) any delay caused by the insurance adjustment process, (ii) any delay caused by Tenant or any party claiming by, through or under Tenant, and (iii) any other delay (up to 90 days) caused by events of Force Majeure. Notwithstanding the foregoing, if Landlord determines in good faith that it will be unable to substantially complete the Landlord Repairs by the Outside Restoration Date, Landlord may cease its performance of the Landlord Repairs and provide Tenant with notice (the “Restoration Date Extension Notice”) stating such inability and identifying the date on which Landlord reasonably believes such substantial completion will occur, in which event Tenant may terminate this Lease by notifying Landlord within five (5) business days after receiving the Restoration Date Extension Notice. If Tenant does not terminate this Lease within such 5-business day period, the Outside Restoration Date shall be automatically amended to be the date identified in the Restoration Date Extension Notice.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises, or any Common Area or portion of the Base Building necessary for access to or tenantability of the Premises, is Taken for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert, and hereby assigns to Landlord, any claim it may have for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any trade fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible or untenantable by, such Taking and not occupied by Tenant.

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14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors, or permit a Change of Control (defined in Section 14.6) to occur (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 20 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default. Concurrently with Tenant’s delivery of the Transfer Notice, Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold its consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 Intentionally Omitted; or

14.2.5 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project and Landlord has (or believes in good faith, based on the scheduled expiration dates of existing leases and/or its rights to relocate existing tenants, that it will have) space available that, in its good faith judgment, will meet the proposed transferee’s leasing needs; or

14.2.6 The use to be made of the Contemplated Transfer Space is a use which would be prohibited by any other portion of this Lease or a use which conflicts with any applicable so-called “exclusive” then in favor of another tenant of the Building or Project.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord withholds its consent in breach of this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer (other than a Change of Control or a Permitted Transfer), Tenant shall pay Landlord an amount equal to 50% of any Transfer Premium (defined below). As used herein, “Transfer Premium” means (a) in the case of an assignment, any consideration (including payment for Leasehold Improvements) paid by the assignee for such assignment, less any reasonable and customary expenses directly incurred by Tenant on account of such assignment, including brokerage fees, legal fees, and Landlord’s review fee, and (b) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, the amount by which all rent and other consideration paid by the transferee to Tenant pursuant to such agreement (less all reasonable and customary expenses directly incurred by Tenant on account of such agreement, including brokerage fees, legal fees, construction costs and Landlord’s review fee, as amortized on a monthly, straight-line basis over the term of such agreement) exceeds the Monthly Rent payable by Tenant hereunder with respect to the Contemplated Transfer Space. Payment of Landlord’s share of the Transfer Premium shall be made (x) in the case of an assignment, within 10 days after Tenant receives the consideration described above, and (y) in the case of a sublease, license or other occupancy agreement, for each month of the term of such agreement, within 30 days after Tenant receives the rent and other consideration described above.

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14.4 Landlord’s Right to Recapture. Notwithstanding any contrary provision hereof, except in the case of a Change of Control or Permitted Transfer (defined in Section 14.8), Landlord, by notifying Tenant within 20 days after receiving the Transfer Notice, may terminate this Lease with respect to the Contemplated Transfer Space as of the Contemplated Effective Date. If the Contemplated Transfer Space is less than the entire Premises, then Base Rent, Tenant’s Share, and the number of parking spaces to which Tenant is entitled under Section 1.9 shall be deemed adjusted on the basis of the percentage of the rentable square footage of the portion of the Premises retained by Tenant. Upon request of either party, the parties shall execute a written agreement prepared by Landlord memorializing such termination.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder. Notwithstanding any contrary provision hereof, Tenant, with or without Landlord’s consent, shall not enter into, or permit any party claiming by, through or under Tenant to enter into, any sublease, license or other occupancy agreement that provides for payment based in whole or in part on the net income or profit of the subtenant, licensee or other occupant thereunder.

14.6 Change of Control. As used herein, “Change of Control” means (a) if Tenant is a closely held professional service firm, the withdrawal or change (whether voluntary, involuntary or by operation of law) of more than 25% of its equity owners within a 12-month period; and (b) in all other cases, any transaction(s) resulting in the acquisition of a Controlling Interest (defined below) in Tenant by one or more parties that neither owned, nor are Affiliates (defined below) of one or more parties that owned, a Controlling Interest in Tenant immediately before such transaction(s). As used herein, “Controlling Interest” means control over an entity, other than control arising from the ownership of voting securities listed on a recognized securities exchange. As used herein, “control” means the direct or indirect power to direct the ordinary management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. For purposes of this Section 14, the parties hereto acknowledge and agree that the original Tenant to this Lease shall not be considered a professional service firm.

14.7 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.8 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, permit a Change of Control to occur, sublease any portion of the Premises to an Affiliate of Tenant or assign this Lease to (a) an Affiliate of Tenant (other than pursuant to a merger or consolidation), (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) at least 10 business days before the Transfer (provided that if such pre-Transfer notice and delivery are prohibited by a confidentiality agreement or by Law, then within 10 business days after the Transfer), Tenant notifies Landlord of the Transfer and delivers to Landlord any documents or information reasonably requested by Landlord relating thereto, including reasonable documentation that the Transfer satisfies the requirements of this Section 14.8; (ii) in the case of a sublease, the subtenant executes and delivers to Landlord, at least 10 business days before taking occupancy, an agreement reasonably acceptable to Landlord which (A) requires the subtenant to assume all of Tenant’s release, waiver, indemnity and insurance obligations hereunder with respect to the Contemplated Transfer Space and to be bound by each provision hereof that limits the liability of any Landlord Party, and (B) provides that if either a Landlord Party or the subtenant institutes a suit against the other for violation of or to enforce such agreement, or in connection with any matter relating to the sublease or the subtenant’s occupancy of the Contemplated Transfer Space, the prevailing party shall be entitled to all of its costs and expenses, including reasonable attorneys’ fees; (iii) in the case of an assignment pursuant to clause (a) or (c) above, the assignee executes and delivers to Landlord, at least 10 business days before the assignment, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iv) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than Tenant’s Net Worth immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (v) except in the case of a Change of Control, the transferee is qualified to conduct business in the State of California; (vi) in the case of a Change of Control, (A) Tenant is not a closely held professional service firm and (B) Tenant’s Net Worth immediately after the Change of Control is not less than its Net Worth immediately before the Change of Control; and (vii) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14.

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15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Sections 8 and 11 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition and repair as existed when Tenant took possession and as thereafter improved, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 150% of the Monthly Rent applicable during the last calendar month of the Term. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to, or perform improvements for, a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord, but only to the extent that such damages result from the occurrence or continuation of such holdover more than 30 days after notice from Landlord that Landlord has entered into, or will enter into, a lease with such new tenant.

17 SUBORDINATION; ESTOPPEL CERTIFICATES; FINANCIALS. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant is not in Default. Within 10 business days after Landlord’s request, Tenant shall execute such further instruments as Landlord may reasonably deem necessary to evidence the subordination or superiority of this Lease to any Security Agreement. Tenant waives any right it may have under Law to terminate or otherwise adversely affect this Lease or Tenant’s obligations hereunder upon a foreclosure. Within 10 business days after Landlord’s request, Tenant shall execute and deliver to Landlord a commercially reasonable estoppel certificate in favor of such parties as Landlord may reasonably designate, including current and prospective Security Holders and prospective purchasers.

18 ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder (provided, however, that the foregoing shall not limit Tenant’s rights under Sections 6.3, 11 and 13 hereof).

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Rent (or deliver any Security Deposit, Letter of Credit, or similar credit enhancement required hereunder) when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Except where a specific time period is otherwise set forth for Tenant’s cure herein (in which event Tenant’s failure to cure within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any breach by Tenant of any other provision hereof where such breach continues for 30 days after notice from Landlord; provided that if such breach cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such breach if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 60 days after Landlord’s notice; or

19.1.3 Intentionally Omitted; or

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19.1.4 Any breach by Tenant of Section 17 or 18 where such breach continues for more than two (2) business days after notice from Landlord; or

19.1.5 Tenant becomes in breach of Section 25.3(c) or (d).

If Tenant, by repeating substantially the same act or omission, breaches a particular provision hereof (other than a provision requiring payment of Rent), and Landlord notifies Tenant of such breach, on three (3) separate occasions during any 12-month period, and if such breaches are collectively material, then Tenant’s subsequent breach of such provision by commission of substantially the same act or omission shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any additional notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at the rate specified in Section 3(b) above. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275, California Code of Civil Procedure §§ 1174(c) and 1179, and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

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19.4 Landlord Default. Landlord shall not be in default hereunder unless it fails to begin within 30 days after notice from Tenant, or fails to pursue with reasonable diligence thereafter, the cure of any breach by Landlord of its obligations hereunder. Before exercising any remedies for a default by Landlord, Tenant shall give notice and a reasonable time to cure to any Security Holder of which Tenant has been notified.

20 EXCULPATION.

20.1 Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to Landlord’s interest in the Building (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any liability for any judgment or deficiency, and Tenant waives and releases such liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage. For purposes of this Section 20, “Landlord’s interest in the Building” shall include rents paid by tenants, insurance proceeds, condemnation proceeds, and proceeds from the sale of the Building (collectively, “Owner Proceeds”); provided, however, that Tenant shall not be entitled to recover Owner Proceeds from any Landlord Party (other than Landlord) or any other third party after they have been distributed or paid to such party; provided further, however, that nothing in this sentence shall diminish any right Tenant may have under Law, as a creditor of Landlord, to initiate or participate in an action to recover Owner Proceeds from a third party on the grounds that such third party obtained such Owner Proceeds when Landlord was, or could reasonably be expected to become, insolvent or in a transfer that was preferential or fraudulent as to Landlord’s creditors.

20.2. Tenant Exculpation. Notwithstanding any contrary provision hereof, no Tenant Party shall be liable for any form of special or consequential damage, except as provided in Section 16.

21 SECURITY DEPOSIT. Concurrently with its execution and delivery hereof, Tenant shall deposit with Landlord the Security Deposit, if any, as security for Tenant’s performance of its obligations hereunder. If Tenant breaches any provision hereof and either (i) such breach continues beyond any applicable notice and cure period, or (ii) this Lease expires or terminates, Landlord may, at its option, without limiting its remedies and without notice to Tenant, apply all or part of the Security Deposit to cure such breach and compensate Landlord for any loss or damage caused by such breach, including any damage for which recovery may be made under California Civil Code § 1951.2. If Landlord so applies any portion of the Security Deposit, Tenant, within five (5) days after demand therefor, shall restore the Security Deposit to its original amount. The Security Deposit is not an advance payment of Rent or measure of damages. Any unapplied portion of the Security Deposit shall be returned to Tenant within 60 days after the latest to occur of (a) the expiration of the Term, (b) Tenant’s surrender of the Premises as required hereunder, or (c) Landlord’s cure of any breach by Tenant of any provision hereof; provided, however, that if Landlord estimates in good faith that Tenant may be required to make a payment to Landlord under Section 4.4.1, Landlord may retain such unapplied portion of the Security Deposit, to the extent of the estimated amount of such payment, until the date occurring 60 days after determination of the final Rent due from Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

22 RELOCATION. Landlord, after giving notice, may move Tenant (but no more than once during the Term) to other space in the Building comparable in size, configuration and utility to the Premises and located on the 12th floor or above. In such event, all terms hereof shall apply to the new space, except that Base Rent and Tenant’s Share shall not increase as a result of such relocation. In the event that rentable square footage of the Premises is decreased pursuant to relocation, then the Base Rent and Tenant’s Share shall be adjusted to reflect such decrease. Landlord, at its expense, shall provide Tenant with tenant improvements in the new space at least equal in quality to those in the Premises. Landlord shall reimburse Tenant for Tenant’s reasonable moving, re-cabling and stationery-replacement costs. The parties shall execute a written agreement prepared by Landlord memorializing the relocation.

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises which either (a) were installed by or at the direction of the Tenant or (b) existed prior to the date of this Lease, but which are used by Tenant.

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24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, and (iii) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and invitees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above. No provision of this Lease requiring a particular Notice to be in writing shall limit the generality of clause (a) of the first sentence of this Section 25.1.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, fire, war, terrorist act, shortage of labor or materials, governmental action (including, without limitation, governmentally required evacuations), epidemic, pandemic, public health emergency, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse (or extend any time period for the performance of) (i) any obligation to remit money or deliver credit enhancement, or (ii) any obligation under Section 10 or 25.3.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy, (iii) suffered (A) the filing by creditors of an involuntary petition in bankruptcy that is not dismissed within 30 days, (B) the appointment of a receiver to take possession of all or substantially all of its assets, or (C) the attachment or other judicial seizure of all or substantially all of its assets, (iv) admitted in writing its inability to pay its debts as they come due, or (v) made an offer of settlement, extension or composition to its creditors generally; and (d) no party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is, or at any time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Signs. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

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25.5 Supplemental HVAC. If the Premises are served by any supplemental HVAC unit (a “Unit”), then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable Laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Premises pursuant to this Lease), subject to normal wear and tear and damage resulting from Casualty; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon installation and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination hereof, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) the Unit shall be deemed (i) a Leasehold Improvement (except for purposes of Section 8), and (ii) for purposes of Section 11, part of the Premises; (e) if the Unit exists on the date of mutual execution and delivery hereof, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) intentionally omitted; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building. The parties acknowledge and agree that (i) a Unit currently serves the Premises; and (ii) such Unit is currently non-operational. The parties acknowledge and agree that (1) if Tenant uses such Unit during the Term of the Lease (as the same may be extended), then the remaining portion of this Section 25.5 shall be applicable to such Unit, but (2) if Tenant does not use the existing Unit during the Term of the Lease (as the same may be extended), then the remaining portion of this Section 25.5 shall not be applicable to Tenant or this Lease and Tenant shall not be required to remove (or pay for the removal of) the Unit upon the expiration or early termination of this Lease.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Landlord shall pay a brokerage commission to Tenant’s Broker subject to the terms of a separate written agreement to be entered into between Landlord and Tenant’s Broker.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2), 1933(4) and 1945. Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar or replacement section or Law, or (ii) California Code of Civil Procedure §§ 1263.260 or 1265.130 or any similar or replacement section or Law; and (b) any right to terminate this Lease under California Civil Code § 1995.310 or any similar or replacement section or Law. Tenant further expressly waives California Civil Code Section 1479, and agrees that Landlord shall have the right to designate which portion of Tenant’s obligations under this Lease are satisfied by a partial payment or to allocate any payment by Tenant to outstanding obligations of Tenant in any order it desires (i.e., Landlord may allocate payments to the earliest amounts outstanding or the most recent, at its discretion).

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting. Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. As used herein in connection with insurance, the term “deductible” includes self-insured retention. Wherever this Lease prohibits either party from engaging in any particular conduct, this Lease shall be deemed also to require such party to cause each of its employees and agents (and, in the case of Tenant, each of its licensees, invitees and subtenants, and any other party claiming by, through or under Tenant) to refrain from engaging in such conduct. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings (“Comparable Buildings”) that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

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25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, upon demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination thereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant is not in Default, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event (a) to the extent the transferee assumes in writing Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit), Landlord shall be released from, and Tenant shall look solely to the transferee for the performance of, such obligations; and (b) Tenant shall attorn to the transferee. If Tenant (or any party claiming by, through or under Tenant) pays directly to the provider for any energy consumed at the Property, Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about such consumption that Landlord, in its reasonable judgment, is required for benchmarking purposes or to disclose to a prospective buyer, tenant or mortgage lender under any applicable Law. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or earlier termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity. This Lease may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

25.13 Fitness Center. Subject to the provisions of this Section 25.13, so long as Tenant is not in Default under this Lease, and provided Tenant’s employees execute Landlord’s standard waiver of liability form and pay the applicable one time or monthly fee, if any, then Tenant’s employees (the “Fitness Center Users”) shall be entitled to use the fitness center (the “Fitness Center”) in the Building. The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. Landlord and Tenant acknowledge that the use of the Fitness Center by the Fitness Center Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Fitness Center User’s use of the Fitness Center. The costs of operating, maintaining and repairing the Fitness Center may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction, elimination or modification of the Fitness Center, and no termination of Tenant’s or the Fitness Center Users’ rights to the Fitness Center shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

25.14 Shower Facility. Subject to the provisions of this Section 25.14, so long as Tenant is not in Default under this Lease and provided Tenant’s employees execute Landlord’s standard waiver of liability form, Tenant employees (the “Shower Users”) shall be entitled to use the shower facility (the “Shower Facility”) in the Building. The use of the Shower Facility shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Shower Facility. Landlord and Tenant acknowledge that the use of the Shower Facility by the Shower Users shall be at their own risk and that the terms and provisions of Section 10.1 of this Lease shall apply to Tenant and the Shower User’s use of the Shower Facility. The costs of operating, maintaining and repairing the Shower Facility shall be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Shower Facility throughout the Term, and Landlord shall have the right, at Landlord’s sole discretion, to expand, contract, eliminate or otherwise modify the Shower Facility. No expansion, contraction, elimination or modification of the Shower Facility, and no termination of Tenant’s or the Shower User’s rights to the Shower Facility shall entitle Tenant to an abatement or reduction in Rent, constitute a constructive eviction, or result in an event of default by Landlord under this Lease.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

20

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

HUDSON METRO CENTER, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:	/s/ Kenneth Young

Name:	Kenneth Young

Title:	Senior Vice President, Leasing

TENANT:

AEROVATE THERAPEUTICS, INC., a
Delaware corporation

By:	/s/ George Eldridge

Name:	George Eldridge

Title:	Chief Financial Officer

By:	/s/ Benjamin Dake

Name:	Ben Dake

Title:	President

21

EXHIBIT A

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

OUTLINE OF PREMISES

[INTENTIONALLY OMITTED]

Exhibit A

1

EXHIBIT B

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

WORK LETTER

[INTENTIONALLY OMITTED]

Exhibit B

1

EXHIBIT C

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

CONFIRMATION LETTER

_____________________, 20__

To:	_______________________
_______________________
_______________________
_______________________

Re:	Office Lease (the “Lease”) dated ______________, 20____, between HUDSON METRO CENTER, LLC, a Delaware limited liability company (“Landlord”), and AEROVATE THERAPEUTICS, INC., a Delaware corporation (“Tenant”), concerning Suite 1710 on the 17th floor of the building located at 950 Tower Lane, Foster City, California.

Dear _________________:

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is _____________ and the Expiration Date is _______________.

2.	The exact number of rentable square feet within the Premises is 3,534 square feet.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is 0.8624%.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within 10 business days after receiving it, Tenant shall be deemed to have executed and returned it without exception. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity. This Confirmation Letter may be executed in counterparts, each of which shall be deemed an original part and all of which together shall constitute a single agreement.

“Landlord”:

HUDSON METRO CENTER, LLC, a Delaware limited liability company

By:	Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By:

Name:

Title:

Exhibit C

1

Agreed and Accepted as of , 20 .

“Tenant”:

AEROVATE THERAPEUTICS, INC., a Delaware corporation

By:

Name:

Title:

Exhibit C

2

EXHIBIT D

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord. Upon the termination of this Lease, Tenant shall restore to Landlord all keys of stores, offices and toilet rooms furnished to or otherwise procured by Tenant, and if any such keys are lost, Tenant shall pay Landlord the cost of replacing them or of changing the applicable locks if Landlord deems such changes necessary.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for Comparable Buildings. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register (if applicable), and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, evacuation, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. No furniture, freight or equipment shall be brought into the Building without prior notice to Landlord. All moving activity into or out of the Building shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours, in such specific elevator and by such personnel as shall be designated by Landlord.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

Exhibit D

1

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or (other than by reasonable methods in order to hang customary lightweight office decorations such as pictures and whiteboards) drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent. Tenant shall not purchase bottled water, ice, towel, linen, maintenance or other like services from any person not approved by Landlord.

10. Except for snack and soft drink vending machines at locations within the Premises and intended for the sole use of Tenant’s employees and invitees, no vending machine shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials, any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law, or any inflammable, explosive or dangerous fluid or substance; provided, however, that Tenant may use, store and dispose of such substances in such amounts as are typically found in similar premises used for general office purposes provided that such use, storage and disposal does not damage any part of the Premises, Building or Project and is performed in a safe manner and in accordance with all Laws. Tenant shall comply with all Laws pertaining to and governing the use of such materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in or about the Premises, Building or Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals legally required to be admitted), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

16. The Premises shall not be used for manufacturing or for the storage of merchandise except to the extent such storage may be incidental to the Permitted Use. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau.

17. Landlord may exclude from the Project any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements. To the extent that Landlord and/or Tenant need to discuss matters related to sustainability and energy (including, without limitation retrofit projects, billing issues, energy efficiency upgrades and data access), the parties may notify each other in the manner described in Section 25.1 of the Lease using the addresses set forth in Sections 1.10 and 1.11 (as applicable), as such addresses may be updated from time to time in accordance with the terms hereof. Upon no less than 90 days written request at the end of each calendar year during the Term, Landlord shall provide to Tenant reports detailing the amount of electricity, natural gas and fuel oil (where applicable) consumed at the Building broken down by utility type, energy unit usage (e.g., kWh, therms or ccf, gallons), cost per month for each energy source and the energy use intensity (EUI measured in kBtu/SF/YR). To the extent Tenant obtains electricity independently of the Building, Tenant shall give Landlord access to Tenant’s data on energy use at the Building for inclusion in Landlord’s annual reports, ENERGY STAR annual rating and similar purposes.

Exhibit D

2

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall not, without Landlord’s prior written consent (which consent may be granted or withheld in Landlord’s sole and absolute discretion), allow any employee, contractor or agent to carry any type of gun or other firearm in or about the Premises, the Building or the Project.

22. Any persons employed by Tenant to do janitorial work (a) shall be subject to Landlord’s prior consent; (b) shall not, in Landlord’s reasonable judgment, disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project; and (c) while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to the Landlord.

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 (as may be amended or replaced) and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

32. Fitness Center Rules. Tenant shall cause its employees (whether members or prospective members of the Fitness Center) to comply with the following Fitness Center rules and regulations (subject to change from time to time as Landlord may reasonably determine):

A.	Membership in the Fitness Center is open to the tenants of the Building. No guests will be permitted to use the Fitness Center without the prior written approval of Landlord or Landlord’s representative.

B.	Fitness Center users are not allowed to be in the Fitness Center other than the hours designated by Landlord from time to time. Landlord shall have the right to alter the hours of use of the Fitness Center, at Landlord’s sole discretion.

Exhibit D

3

C.	All Fitness Center users must execute Landlord’s Waiver of Liability prior to use of the Fitness Center and agree to all terms and conditions outlined therein.

D.	Individual membership and guest keycards to the Fitness Center shall not be shared and shall only be used by the individual to whom such keycard was issued. Failure to abide by this rule may result in immediate termination of such Fitness Center user’s right to use the Fitness Center.

E.	All Fitness Center users and approved guests must have a pre-authorized keycard to enter the Fitness Center. A pre-authorized keycard shall not be issued to a prospective Fitness Center user until receipt by Landlord of Landlord’s initial fee, if any, for use of the Fitness Center by such Fitness Center user(s).

F.	Use of the Fitness Center is a privilege and not a right. Failure to follow gym rules or to act inappropriately while using the facilities shall result in termination of Tenant’s Fitness Center privileges.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof, provided that no such modification or supplement shall materially reduce Tenant’s rights or materially increase Tenant’s obligations hereunder. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant. Notwithstanding the foregoing, no rule that is added to the initial Rules and Regulations shall be enforced against Tenant in a manner that unreasonably discriminates in favor of any other similarly situated tenant.

Exhibit D

4

EXHIBIT E

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

JUDICIAL REFERENCE

IF THE JURY-WAIVER PROVISIONS OF SECTION 25.8 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

(a) It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, subject to the exclusions set forth in (b) below, any and every action, proceeding or cross-claim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”).

(b) Excluded from the requirement of judicial reference set forth above are (i) actions to seek emergency injunctive relief, preliminary injunctive relief, unlawful or forcible detainer, or a prejudgment writ of attachment and (ii) any dispute for which an alternative dispute resolution procedure is otherwise expressly provided in the Lease (including any exhibits thereto). The actions described in (i) above may be brought in the trial court in the county in which the Premises are located; provided, however, that as soon as practicable after the trial court rules on one or more of the above issues, the parties shall refer the lawsuit, and any remaining issues, controversies, or disputes to a referee, as provided in this section and the Referee Sections.

(c) Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.6 of this Lease.

(d) The exclusive venue of the proceedings shall be in the county in which the Premises are located.

(e) Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises are located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from the panels offered by JAMS or ADR Services, Inc. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor shall the referee have the power to award any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover such damages.

(f) The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law.

(g) The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery, including all expert discovery (but excluding motions regarding discovery) be concluded within six (6) months of the date of the appointment of the referee, and (b) a trial date be set so that the trial proceeding is held no more than nine (9) months after the date of the appointment of the referee.

(h) In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

Exhibit E

1

EXHIBIT F

METRO CENTER

METRO CENTER TOWER

950 TOWER LANE

FOSTER CITY, CALIFORNIA

ADDITIONAL PROVISIONS

1.	California Civil Code Section 1938. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52).

Accordingly, pursuant to California Civil Code § 1938(e), Landlord hereby further hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises”.

In accordance with the foregoing, Landlord and Tenant agree that if Tenant requests a CASp inspection of the Premises, then Tenant shall pay (i) the fee for such inspection, and (ii) except as may be otherwise expressly provided in this Lease, the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises.

2.	Exposure to Pathogens; Release and Waiver. Tenant hereby acknowledges and agrees that (a) there is a risk of exposure to pathogens (including, without limitation, the novel coronavirus SARS-CoV-2 and mutations, adaptations or variations thereof) (collectively, (“Contagions”)) everywhere people are present, including at the Project; provided, however, that as used herein the term “Contagions” shall not include pathogens that are not affecting the public in general, but rather are affecting specific areas or buildings including, by way of illustration, Legionnaire’s Disease or mold; (b) no precautions, including those implemented by Landlord and/or third parties (e.g., the CDC and applicable governmental agencies), can entirely eliminate the risk of exposure to Contagions and (c) a governmental restriction of the use and/or occupancy of the Premises in an effort to address the potential or the actual presence of Contagions shall not be deemed a Casualty pursuant to Section 11 of the Lease nor a Taking pursuant to Section 13 of the Lease. Accordingly, by entering into the Project, Tenant and all Tenant Parties knowingly and voluntarily assume the risk of exposure to Contagions. Tenant, on behalf of itself and, to the fullest extent permitted by applicable Law, the Tenant Parties, hereby waives all Claims (except to the extent caused by the Landlord’s and/or a Landlord Party’s gross negligence, willful misconduct or violation of applicable Law) against any Landlord Party arising out of or in connection with exposure to Contagions at the Project, including, without limitation any damages due to illness, short- or long-term adverse health effects, disability and/or death (the “Released Claims”). With regard to the Released Claims, Tenant expressly waives the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Tenant acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

Exhibit F

3.	Extension Option.

3.1.	Grant of Option; Conditions. Tenant shall have the right (the “Extension Option”) to extend the Term for one (1) additional period of one (1) year beginning on the day immediately following the expiration date of the Lease and ending on the first anniversary of such expiration date (the “Extension Term”), if:

(a)	not less than 9 and not more than 12 full calendar months before the expiration date of the Lease, Tenant delivers written notice to Landlord (the “Extension Notice”) electing to exercise the Extension Option;

(b)	no Default exists when Tenant delivers the Extension Notice;

(c)	no more than 50% of the Premises is sublet (other than pursuant to a Permitted Transfer) when Tenant delivers the Extension Notice; and

(d)	the Lease has not been assigned (other than pursuant to a Change of Control or a Permitted Transfer) before Tenant delivers the Extension Notice.

3.2.	Terms Applicable to Extension Term.

A.	During the Extension Term, (a) the Base Rent rate per rentable square foot shall be equal to the Prevailing Market rate per rentable square foot; (b) Base Rent shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate; and (c) Base Rent shall be payable in monthly installments in accordance with the terms and conditions of the Lease.

B.	During the Extension Term Tenant shall pay Tenant’s Share of Expenses and Taxes for the Premises in accordance with the Lease; provided, however, that with respect to the Extension Term, the Base Year shall be the calendar year 2025.

3.3.	Procedure for Determining Prevailing Market.

A.	Initial Procedure. Within 30 days after receiving the Extension Notice, Landlord shall give Tenant written notice of Landlord’s estimate of the Prevailing Market rate for the Extension Term (“Landlord’s Estimate”). Within 30 days of receiving Landlord’s Estimate, Tenant shall give Landlord either (i) written notice (“Tenant’s Binding Notice”) accepting Landlord’s Estimate, or (ii) written notice (“Tenant’s Rejection Notice”) rejecting such estimate and stating Tenant’s estimate of the Prevailing Market rate for the Extension Term. If Tenant gives Landlord a Tenant’s Rejection Notice, Landlord, within 15 days thereafter, shall give Tenant either (i) written notice (“Landlord’s Binding Notice”) accepting Tenant’s estimate of the Prevailing Market rate for the Extension Term stated in Tenant’s Rejection Notice, or (ii) written notice (“Landlord’s Rejection Notice”) rejecting such estimate. If Landlord gives Tenant a Landlord’s Rejection Notice, Landlord and Tenant shall work together in good faith to agree in writing upon the Prevailing Market rate for the Extension Term. If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, the provisions of Section 3.3.B below shall apply.

B.	Dispute Resolution Procedure.

1.	If, within 30 days after delivery of a Landlord’s Rejection Notice, the parties fail to agree in writing upon the Prevailing Market rate, Landlord and Tenant, within five (5) days thereafter, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Extension Term (collectively, the “Estimates”). Within seven (7) days after the exchange of Estimates, Landlord and Tenant shall each select a broker or agent (an “Agent”) to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. Each Agent so selected shall be licensed as a real estate broker or agent and in good standing with the California Bureau of Real Estate Appraisers, and shall have had at least five (5) years’ experience within the previous 10 years as a commercial real estate broker or agent working in Foster City, California, with working knowledge of current rental rates and leasing practices relating to buildings similar to the Building.

Exhibit F

2.	If each party selects an Agent in accordance with Section 3.3.B.1 above, the parties shall cause their respective Agents to work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Extension Term. The Estimate, if any, so agreed upon by such Agents shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Agents fail to reach such agreement within 20 days after their selection, then, within 10 days after the expiration of such 20-day period, the parties shall instruct the Agents to select a third Agent meeting the above criteria (and if the Agents fail to agree upon such third Agent within 10 days after being so instructed, either party may cause a court of competent jurisdiction to select such third Agent). Promptly upon selection of such third Agent, the parties shall instruct such Agent (or, if only one of the parties has selected an Agent within the 7-day period described above, then promptly after the expiration of such 7-day period the parties shall instruct such Agent) to determine, as soon as practicable but in any case within 14 days after his selection, which of the two Estimates most closely reflects the Prevailing Market rate. Such determination by such Agent (the “Final Agent”) shall be final and binding on both parties as the Prevailing Market rate for the Extension Term and may be entered in a court of competent jurisdiction. If the Final Agent believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the Final Agent and of any experts retained by the Final Agent. Any fees of any other broker, agent, counsel or expert engaged by Landlord or Tenant shall be borne by the party retaining such broker, agent, counsel or expert.

C.	Adjustment. If the Prevailing Market rate has not been determined by the commencement date of the Extension Term, Tenant shall pay Base Rent for the Extension Term upon the terms and conditions in effect during the last month ending on or before the expiration date of the Lease until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Extension Term shall be retroactively adjusted. If such adjustment results in an under- or overpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment, or receive a credit in the amount of such overpayment, with or against the next Base Rent due under the Lease.

3.4.	Extension Amendment. If Tenant is entitled to and properly exercises its Extension Option, and if the Prevailing Market rate for the Extension Term is determined in accordance with Section 3.3 above, Landlord, within a reasonable time thereafter, shall prepare and deliver to Tenant an amendment (the “Extension Amendment”) reflecting changes in the Base Rent, the Term, the expiration date of the Lease, and other appropriate terms in accordance with this Section 3, and Tenant shall execute and return (or provide Landlord with reasonable objections to) the Extension Amendment within 15 days after receiving it. Notwithstanding the foregoing, upon determination of the Prevailing Market rate for the Extension Term in accordance with Section 3.3 above, an otherwise valid exercise of the Extension Option shall be fully effective whether or not the Extension Amendment is executed.

3.5.	Definition of Prevailing Market. For purposes of this Extension Option, “Prevailing Market” shall mean the arms-length, fair-market, annual rental rate per rentable square foot under extension and renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building and office buildings comparable to the Building in the Foster City, California area. The determination of Prevailing Market shall take into account (i) any material economic differences between the terms of the Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions, and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes; (ii) any material differences in configuration or condition between the Premises and any comparison space, including any cost that would have to be incurred in order to make the configuration or condition of the comparison space similar to that of the Premises; and (iii) any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under the Lease.

3.6.	Intentionally Omitted.

Exhibit F

4.	Environmental Indemnity. Landlord will indemnify, defend, hold harmless and reimburse Tenant and Tenant Parties from and against any and all fines and reasonable direct remedial costs and expenses (including reasonable legal expenses and consultants’ fees) (collectively, for purposes of this Section 4, “Costs”) that Tenant may incur due to a clean-up, abatement, removal, or other remedial response required of Tenant by an appropriate governmental authority resulting from or caused by the introduction, production, use, generation, storage, treatment, disposal, discharge, release or other handling or disposition of any Hazardous Materials in or about the Premises, Building, Property and/or Project. However, this indemnity provision will not apply to any Costs (a) caused by the negligence or intentional misconduct of Tenant or any other Tenant Parties or the contractors or invitees of Tenant or the Tenant Parties, or (b) to the extent costs result from (i) any Hazardous Materials introduced to, produced, used, stored, treated, handled or generated at (or disposed, discharged or released at or from) the Premises, Building, Property and/or Project by, or disturbed, distributed or exacerbated by, Tenant, any other Tenant Parties or the contractors or the invitees thereof, (ii) any default by Tenant of the terms of the Lease and/or (iii) any act of (or to be taken by) Tenant, any other Tenant Parties or the contractors or the invitees thereof. In addition, the foregoing indemnity obligation shall not bind any party that acquires Landlord’s interest in the Property by foreclosure or deed in lieu of foreclosure, except to the extent of any Costs incurred as a result of any clean-up, abatement, removal, or other remedial response that such party was required under applicable law to perform, but failed to perform, after such acquisition. Nothing in this Section 4 shall be interpreted as imposing any liability on Landlord for any other costs or expenses incurred by Tenant or any of the Tenant Parties (including, without limitation, lost sales or profits of such parties) relating to the presence of Hazardous Materials at the Premises, Building, Property and/or Project.

Exhibit F